EXHIBIT 8.1
[FORM OF OPINION OF ALSTON & BIRD LLP]
November __, 2006
Apartment Investment and Management Company
AIMCO Properties, L.P.
4582 South Ulster Street Parkway, Suite 1100
Denver, Colorado 80237
Dear Ladies and Gentlemen:
     We are acting as counsel to Apartment Investment and Management Company, a Maryland corporation, and AIMCO Properties, L.P., a Delaware limited partnership in connection with the “Unaffiliated Sales” and the “Affiliated Contribution,” (collectively, the “Transactions”) as described in the Registration Statement on Form S-4 filed by Apartment Investment and Management Company and AIMCO Properties, L.P. with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the Transactions (the “Registration Statement”). You have asked us to provide this opinion in connection with the Transactions.
     We hereby confirm to you that, in our opinion, the discussion in the section of the Registration Statement captioned “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS,” to the extent it states matters of law or legal conclusions and subject to the qualifications, assumptions and limitations stated in the section of the Registration Statement captioned “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS,” correctly sets forth the material U.S. federal income tax consequences of the described transactions to limited partners of the Partnerships. In giving this opinion, we have relied upon the accuracy and completeness of the other statements contained in the Registration Statement.
     We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “LEGAL MATTERS.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours, ALSTON & BIRD LLP